                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [X] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [ ] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12.

                       HUTCHINSON TECHNOLOGY INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                       HUTCHINSON TECHNOLOGY INCORPORATED

40 West Highland Park
Hutchinson, Minnesota 55350
320/587-3797

                                                               December 18, 2002

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders to be held at the Minneapolis Grand Hotel, 615 Second Avenue South, Minneapolis, Minnesota, commencing at 10:00 a.m., Minneapolis time, on Wednesday, January 29, 2003.

     The Secretary's Notice of Annual Meeting and the Proxy Statement which follow describe the matters to come before the meeting. During the meeting, we will also review the activities of the past year and items of general interest about the Company.

     We hope that you will be able to attend the meeting in person and we look forward to seeing you. Please mark, date and sign the enclosed Proxy and return it in the accompanying envelope, or vote the enclosed Proxy by telephone or via Internet in accordance with the voting instructions set forth on the enclosed proxy card, as quickly as possible, even if you plan to attend the Annual Meeting. You may revoke the Proxy and vote in person at that time if you so desire.

                                          Sincerely,

                                          /s/ Wayne M. Fortun

                                          Wayne M. Fortun
                                          Chief Executive Officer

                                 VOTING METHOD

     The accompanying Proxy Statement describes important issues affecting Hutchinson Technology Incorporated. If you are a shareholder of record, you have the right to vote your shares through the Internet, by telephone or by mail. You may also revoke your proxy any time before the Annual Meeting. Please help us save time and postage costs by voting through the Internet or by telephone. Each method is generally available 24 hours a day and will ensure that your vote is confirmed and posted immediately. To vote:

     1.   BY TELEPHONE

        a. On a touch-tone telephone, call toll-free 1-800-240-6326 24 hours a day, seven days a week, until 11 a.m. CT on January 28, 2003.

        b. You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number, which are located in the upper right hand corner of the proxy card.

        c.   Follow the simple instructions provided.

     2.   BY INTERNET

        a. Go to the web site at http://www.eproxy.com/htch/, 24 hours a day, seven days a week, until 12 p.m. (noon) CT on January 28, 2003.

        b. You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number, which are located in the upper right hand corner of the proxy card, to obtain your records and create an electronic ballot.

        c.   Follow the simple instructions provided.

     3. BY MAIL (IF YOU VOTE BY TELEPHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD.)

        a.   Mark, sign and date your proxy card.

        b. Return it in the enclosed postage-paid envelope or return it to Hutchinson Technology Incorporated, c/o Shareowner Services(TM), P.O. Box 64873, St. Paul, MN 55164-0873.

     If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted.

                 YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

                       HUTCHINSON TECHNOLOGY INCORPORATED

                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JANUARY 29, 2003

                         ------------------------------

     The Annual Meeting of Shareholders of Hutchinson Technology Incorporated will be held at the Minneapolis Grand Hotel, 615 Second Avenue South, Minneapolis, Minnesota, commencing at 10:00 a.m., Minneapolis time, on Wednesday, January 29, 2003 for the following purposes:

1. To elect a Board of Directors of eight directors, to serve until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified.

2. To approve the amendment and restatement of the Hutchinson Technology Incorporated 1996 Incentive Plan to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 750,000 shares to 3,750,000 shares.

3. To approve an amendment of the Restated Articles of Incorporation of Hutchinson Technology Incorporated, as previously amended, to increase the total number of shares of Common Stock authorized thereunder from 45,000,000 to 100,000,000.

4. To ratify the appointment of Deloitte & Touche LLP as independent public accountants for the fiscal year ending September 28, 2003.

5. To transact such other business as may properly be brought before the meeting.

     The Board of Directors has fixed December 5, 2002 as the record date for the meeting, and only shareholders of record at the close of business on that date are entitled to receive notice of and vote at the meeting.

     YOUR PROXY IS IMPORTANT TO ENSURE A QUORUM AT THE MEETING. EVEN IF YOU OWN ONLY A FEW SHARES, AND WHETHER OR NOT YOU EXPECT TO BE PRESENT, YOU ARE URGENTLY REQUESTED TO DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE THAT IS PROVIDED, OR VOTE THE ENCLOSED PROXY BY TELEPHONE OR VIA INTERNET IN ACCORDANCE WITH THE VOTING INSTRUCTIONS SET FORTH ON THE ENCLOSED PROXY CARD. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME PRIOR TO BEING EXERCISED, AND RETURNING YOUR PROXY OR VOTING YOUR PROXY BY TELEPHONE OR INTERNET WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING AND REVOKE THE PROXY.

                                          By Order of the Board of Directors,

                                          /s/ John A. Ingleman

                                          John A. Ingleman
                                          Secretary
Hutchinson, Minnesota
December 18, 2002

                                ---------------

                                PROXY STATEMENT

                                ---------------

                              GENERAL INFORMATION

     The enclosed Proxy is being solicited by the Board of Directors (the "Board") of Hutchinson Technology Incorporated (the "Company") for use in connection with the Annual Meeting of Shareholders to be held on Wednesday, January 29, 2003 at the Minneapolis Grand Hotel, 615 Second Avenue South, Minneapolis, Minnesota at 10:00 a.m. and at any adjournments thereof. Only shareholders of record at the close of business on December 5, 2002 will be entitled to vote at such meeting or adjournment. Proxies in the accompanying form that are properly signed and duly returned to an officer of the Company, or voted by telephone or via Internet in accordance with the voting instructions set forth on the enclosed proxy card, and not revoked, will be voted in the manner specified. A shareholder executing a Proxy retains the right to revoke it at any time before it is exercised by notice in writing to an officer of the Company of termination of the Proxy's authority or a properly signed and duly returned Proxy bearing a later date.

     The address of the principal executive office of the Company is 40 West Highland Park, Hutchinson, Minnesota 55350 and the telephone number is (320) 587-3797. The mailing of this Proxy Statement and the Board's form of Proxy to shareholders will commence on or about December 18, 2002.

     Shareholder proposals intended to be presented at the Annual Meeting of Shareholders in the year 2004 that are requested to be included in the Proxy Statement for that meeting must be received by the Company at its principal executive office no later than August 20, 2003. Any other shareholder proposals intended to be presented at the Annual Meeting of Shareholders in the year 2004 must be received by the Company at its principal executive office no later than October 31, 2003.

     The affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock, par value $.01 per share, of the Company ("Common Stock") present and entitled to vote is required for approval of each proposal presented in this Proxy Statement. A shareholder voting through a Proxy who abstains with respect to a certain proposal is considered to be present and entitled to vote on such proposal at the meeting, and is in effect a negative vote, but a shareholder (including a broker) who does not give authority to a Proxy to vote, or withholds authority to vote, on a certain proposal shall not be considered present and entitled to vote on such proposal.

          SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth, as of December 2, 2002, the ownership of Common Stock by each shareholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock, each director, each executive officer named in the Summary Compensation Table on page 12, and all executive officers and directors as a group. At December 2, 2002, there were 25,456,403 shares of Common Stock issued and outstanding, each of which is entitled to one vote.

        NAME OF BENEFICIAL OWNER            AMOUNT AND NATURE OF       PERCENTAGE OF
          OR IDENTITY OF GROUP            BENEFICIAL OWNERSHIP (1)   OUTSTANDING SHARES
        ------------------------          ------------------------   ------------------
Dimensional Fund Advisors Inc.                   1,681,000(2)               6.60
  Santa Monica, California 90401
First Pacific Advisors, Inc.                     2,740,422(3)              10.77
  Los Angeles, California 90064
Jeffrey W. Green                                   716,307(4)               2.81
Wayne M. Fortun                                    901,751(5)               3.54
W. Thomas Brunberg                                  12,872(6)                  *
Archibald Cox, Jr.                                  41,037(7)                  *
Russell Huffer                                      11,037(8)                  *
R. Frederick McCoy, Jr.                              8,372(9)                  *
William T. Monahan                                  12,037(10)                 *
Richard B. Solum                                    13,037(11)                 *
Beatrice A. Graczyk                                168,559(12)                 *
John A. Ingleman                                   200,927(13)                 *
Richard J. Penn                                    166,710(14)                 *
R. Scott Schaefer                                  152,030(15)                 *
Executive officers and directors as a            2,693,623(16)             10.58
 group (15 persons)

------------------------------

  *  Less than 1%.

 (1) Unless otherwise indicated in the footnotes to this table, the listed beneficial owner has sole voting power and investment power with respect to such shares. Excludes fractional shares held by any listed beneficial owner.

 (2) The number of shares indicated is based on information reported to the Securities and Exchange Commission ("SEC") in a Schedule 13G/A filed by Dimensional Fund Advisors Inc. ("DFA") on February 12, 2002, and reflects beneficial ownership as of January 30, 2002. DFA is the beneficial owner of the shares indicated as a result of acting as an investment advisor. DFA disclaims beneficial ownership of all shares indicated.

 (3) The number of shares indicated is based on information reported to the SEC in a Schedule 13G filed by First Pacific Advisors, Inc. ("First Pacific") on July 10, 2002, and reflects beneficial ownership as of July 10, 2002. First Pacific has shared voting power with respect to 1,200,215 shares and shared dispositive power with respect to all shares indicated.

 (4) Of these shares, 660 are held by Mr. Green in joint tenancy with his wife and 133,800 are held in an IRA for Mr. Green. Includes 223,800 shares covered by currently exercisable options granted to Mr. Green.

 (5) Of these shares, 177,038 are held by Mr. Fortun in joint tenancy with his wife. Includes 676,670 shares covered by currently exercisable options granted to Mr. Fortun.

 (6) Of these shares, 1,150 are held in trusts, 1,050 are held in an IRA for Mr. Brunberg and 300 are held in an IRA for Mr. Brunberg's wife. Includes 6,000 shares covered by currently exercisable options granted to Mr. Brunberg and 3,000 shares covered by options which are exercisable within 60 days hereof.

 (7) Includes 6,000 shares covered by currently exercisable options granted to Mr. Cox and 3,000 shares covered by options which are exercisable within 60 days hereof.

 (8) Includes 6,000 shares covered by currently exercisable options granted to Mr. Huffer and 3,000 shares covered by options which are exercisable within 60 days hereof.

 (9) Includes 6,000 shares covered by options granted to Mr. McCoy which are exercisable within 60 days hereof.

(10) Includes 6,000 shares covered by options granted to Mr. Monahan which are currently exercisable and 3,000 shares covered by options which are exercisable within 60 days hereof.

(11) Of these shares, 2,000 are held in an IRA for Mr. Solum. Includes 6,000 shares covered by currently exercisable options granted to Mr. Solum and 3,000 shares covered by options which are exercisable within 60 days hereof.

(12) Of these shares, 54,150 are held by Ms. Graczyk in joint tenancy with her husband. Includes 114,340 shares covered by currently exercisable options granted to Ms. Graczyk.

(13) Of these shares, 71,700 are held by Mr. Ingleman in joint tenancy with his wife. Includes 125,330 shares covered by currently exercisable options granted to Mr. Ingleman.

(14) All of these shares are covered by currently exercisable options granted to Mr. Penn.

(15) Includes 108,710 shares covered by currently exercisable options granted to Mr. Schaefer.

(16) Includes 1,654,210 shares covered by currently exercisable options and 21,000 shares covered by options which are exercisable within 60 days hereof, granted to executive officers and directors of the Company.

                             ELECTION OF DIRECTORS

     The By-Laws of the Company provide that the business of the Company shall be managed by or under the direction of a board of directors of not less than three nor more than nine directors, which number shall be determined by the shareholders at their annual meeting. Each director shall be elected at the Annual Meeting of Shareholders for a term of one year or until a successor is elected and has qualified. The Board has recommended that the number of directors to be elected for the ensuing year be set at eight and has nominated the eight persons named below for election as directors. Proxies solicited by the Board will, unless otherwise directed, be voted to elect the eight nominees named below to constitute the entire Board.

     All of the nominees named below are current directors of the Company. Each nominee has indicated a willingness to serve as a director for the ensuing year, but in case any nominee is not a candidate at the meeting for any reason, the Proxies named in the enclosed form of Proxy may vote for a substitute nominee in their discretion.

     The affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of Common Stock present and entitled to vote on the election of directors is required for election to the Board of each of the eight nominees named below.

     The following table sets forth certain information as to each nominee for the office of director:

         NAME            AGE                        POSITION
         ----            ---                        --------
Jeffrey W. Green         62    Chairman of the Board and Director
Wayne M. Fortun          53    President and Chief Executive Officer and Director
W. Thomas Brunberg       62    Director
Archibald Cox, Jr.       62    Director
Russell Huffer           53    Director
R. Frederick McCoy, Jr.  45    Director
William T. Monahan       55    Director
Richard B. Solum         58    Director

     Mr. Green is a co-founder of the Company and has served as a director since the Company's formation in 1965. Mr. Green has been Chairman of the Board since January 1983, and served as the Company's Chief Executive Officer from January 1983 to May 1996.

     Mr. Fortun was elected President and Chief Operating Officer in 1983, Chief Executive Officer in May 1996, and is now President and Chief Executive Officer. He has served as a director of the Company since 1983. Mr. Fortun is also a director of G&K Services, Inc. and C.H. Robinson Worldwide, Inc. Mr. Fortun has been with the Company since 1975.

     Mr. Brunberg became a director of the Company in 1975. He is a certified public accountant and has been President, Chief Executive Officer and a managing shareholder in the Minneapolis accounting firm of Brunberg Thoresen Diaby & Associates, Ltd. since March 1991.

     Mr. Cox became a director of the Company in 1996. Since February 1999, Mr. Cox has been President and Chief Executive Officer, and was Vice Chairman and President from October 1995 until February 1999, of Magnequench, Inc., a manufacturer of magnetic material. He has been Chairman of Sextant Group, Inc., a financial advisory firm, since August 1993.

     Mr. Huffer became a director of the Company in 1999. Since June 1999, Mr. Huffer has been Chairman of Apogee Enterprises, Inc. ("Apogee"), a manufacturer of glass products, services and systems. He has been President, Chief Executive Officer and a director of Apogee since January 1998, and has served in various senior management positions with Apogee or its subsidiaries since 1986.

     Mr. McCoy became a director of the Company in 2002. Since May 2000, Mr. McCoy has been President, Cardiac Rhythm Management, of Guidant Corporation ("Guidant"), a developer, manufacturer and marketer of innovative medical technologies for the treatment of cardiac and vascular diseases. Mr. McCoy served as President, Guidant Asia Pacific Operations, from January 1997 through April 2000.

     Mr. Monahan became a director of the Company in 2000. Since March 1996, Mr. Monahan has been Chairman of the Board, President, Chief Executive Officer and a director of Imation Corp., a developer, manufacturer and marketer of data storage and imaging products and services.

     Mr. Solum became a director of the Company in 1999. Since July 1, 1998, Mr. Solum has been a partner in the law firm of Dorsey & Whitney LLP. He was a judge of the Hennepin County District Court from January 1992 through June 1998. Mr. Solum previously served as a director of the Company from 1977 until January 1992.

     None of the above nominees is related to each other or to any executive officer of the Company.

     The Company has an audit committee (the "Audit Committee") composed of W. Thomas Brunberg, Russell Huffer and Richard B. Solum. All members of the Audit Committee are "independent," as that term is used in Section 10A of the Securities Exchange Act of 1934, as amended, as that term is defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers and as that term is defined by Section 301 of the Sarbanes-Oxley Act of 2002. The Audit Committee held five meetings in fiscal year 2002. The Audit Committee's function is one of oversight and, in that regard, the Audit Committee meets with the Company's management and internal auditor, and the Company's independent public accountants, to review and discuss the Company's financial reporting and the Company's controls respecting accounting and risk of material loss. The Audit Committee has received information from management with respect to information technology consulting services relating to financial information systems design and implementation, of which the Company's independent auditors provided none, and other non-audit services provided by the Company's independent auditors, and has considered whether the provision of those services is compatible with maintaining the auditors' independence. The responsibilities of the Audit Committee are set forth in the Audit Committee Charter, adopted by the Board on May 10, 2000. The Company is currently reviewing the existing Audit Committee Charter in light of the recently enacted Sarbanes-Oxley Act of 2002, and will revise the existing Audit Committee Charter as necessary to comply with the new Act.

     The Company has a compensation committee (the "Compensation Committee") composed of Archibald Cox, Jr., R. Frederick McCoy, Jr. and William T. Monahan. The Compensation Committee held five meetings in fiscal year 2002. The Compensation Committee grants or makes recommendations to the Board concerning employee stock options, bonuses and other compensation. The Company does not have a nominating committee.

     The Board held seven meetings during fiscal year 2002. Each non-employee director of the Company elected to receive, in lieu of a cash retainer fee for the 2002 fiscal year, 1,372 shares of restricted Common Stock, issued pursuant to the Hutchinson Technology Incorporated 1996 Incentive Plan (the "Incentive Plan"). Each non-employee director of the Company also received a fee of $1,000 for each Board meeting attended in person, $600 for each Board meeting attended by conference call, and $600 for each Board committee meeting attended by the director. W. Thomas Brunberg and Archibald Cox, Jr. each received a fee of $1,200 for acting as chairman of the Audit Committee and Compensation Committee, respectively. On January 30, 2002, each non-employee director of the Company elected to the Board on that date received an option pursuant to the Incentive Plan to purchase 3,000 shares of Common Stock at an exercise price of $23.29 per share, which was equal to the fair market value per share of the Common Stock at the time the option was granted. On the same date, R. Frederick McCoy, Jr., upon his initial election to the Board, received a second option pursuant to the Incentive Plan to purchase 3,000 shares of Common Stock, also at an exercise price of $23.29 per share. The options granted to non-employee directors generally are not exercisable for one year after the date of grant.

     All persons serving as non-employee directors of the Company are entitled to receive retirement benefits under the Company's Directors' Retirement Plan (the "Retirement Plan"). Under the Retirement Plan, following cessation of service as a director of the Company (i) after at least five years of service on the Board, (ii) upon reaching age 65, or (iii) regardless of the length of service on the Board, as a result of such non-employee director's death or permanent disability while a director, a non-employee director (or his or her beneficiary) will receive a cash retirement benefit equal on an annual basis to the amount of the annual retainer fee (exclusive of meeting fees) in effect at the time such individual ceases to serve on the Board. The benefit is payable no less frequently than annually for a period equal to one-half of the period such non-employee director served on the Board up to a maximum payment period of five years. Payments otherwise due in installments may become payable in a lump sum upon the occurrence of certain change of control events specified in the Retirement Plan.

                             AUDIT COMMITTEE REPORT

     The role of the Audit Committee, which is composed of three independent non-employee directors, is one of oversight of the Company's management and the Company's outside auditors in regard to the Company's financial reporting and the Company's controls respecting accounting and risk of material loss. In performing its oversight function, the Audit Committee relied upon advice and information received in its discussions with the Company's management and independent auditors.

     The Audit Committee has (i) reviewed and discussed the Company's audited financial statements for the fiscal year ended September 29, 2002 with the Company's management; (ii) discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 regarding communication with audit committees (Codification of Statements on Auditing Standards, AU sec. 380); and (iii) received the written disclosures and the letter from the Company's independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the Company's independent accountant the independent accountant's independence.

     Based on the review and discussions with management and the Company's independent auditors referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 29, 2002 for filing with the SEC.

                                          Audit Committee:

                                          W. Thomas Brunberg, Chairman
                                          Russell Huffer
                                          Richard B. Solum

                                   AUDIT FEES

     On June 13, 2002, the Company discontinued the engagement of Arthur Andersen LLP ("Arthur Andersen") as the Company's independent auditors and engaged Deloitte & Touche LLP ("Deloitte & Touche") as the Company's independent auditors for the fiscal year ending September 29, 2002. The Company was billed $152,500 by Deloitte & Touche for audit services in connection with their review of the Company's interim financial statements for the third quarter of fiscal 2002 and for the fiscal 2002 year-end audit.

          FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The Company was not billed any amounts by Deloitte & Touche for financial information systems design and implementation during fiscal 2002.

                                 ALL OTHER FEES

     The Company was billed $63,656 by Deloitte & Touche for all other services for fiscal 2002. These fees related primarily to tax compliance, tax consulting and tax controversy services.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The compensation committee of the Company's Board of Directors (the "Compensation Committee"), which is composed of three independent non-employee directors, establishes the general compensation policies of the Company and specific compensation for each executive officer of the Company, and administers the Company's stock option program. The Compensation Committee's intent is to make the compensation packages of the executive officers of the Company sufficient to attract and retain persons of exceptional quality, and to provide effective incentives to motivate and reward Company executives for achieving the financial and strategic goals of the Company essential to the Company's long-term success and to growth in shareholder value. The Company's executive compensation package consists of three main components: (i) base salary; (ii) annual cash bonuses; and (iii) stock options. Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended, generally limits the deductibility of compensation over $1 million paid by a company to certain executive officers. The Section 162(m) limit does not apply to "performance-based compensation," and the stock options granted to executives in fiscal year 2002 pursuant to the Company's 1996 Incentive Plan have been structured to qualify as performance-based compensation for these purposes. The Company believes, however, that cash bonuses payable under the Company's Fiscal Year 2002 Management Bonus Plan and BioMeasurement Bonus Plan would not qualify as performance-based compensation for Section 162(m) purposes, and that the excess of combined salary and bonus amounts above $1 million paid to any of the covered executive officers would not be deductible by the Company under current federal income tax laws.

BASE SALARY

     The base salary of each executive officer of the Company other than the Company's Chairman of the Board of Directors (the "Chairman"), but including the Company's Chief Executive officer (the "CEO"), is determined annually by the Compensation Committee after considering the compensation levels of personnel with similar responsibilities at other companies in high technology industries and in manufacturing generally and, to a lesser extent, the Company's financial performance during the prior fiscal year. With respect to the Chairman, base salary is determined annually by the Compensation Committee after considering the Chairman's expected job responsibilities during the fiscal year and the time required to meet such duties. In the case of executive officers other than the Chairman, the individual performance of each executive officer is also given significant weight. Salary decisions concerning executive officers are made by the Compensation Committee at the beginning of each fiscal year of the Company in a review process that includes recommendations of the CEO for all executive officers other than himself.

     To maintain a competitive level of executive compensation and retain superior personnel, the Compensation Committee annually evaluates the salary for each executive officer's position (other than the Chairman) based on two surveys on executive compensation for manufacturers in high technology industry and for manufacturers generally (the "Surveys"). Using the Surveys, the base salary of each executive officer, including the CEO, is targeted initially to be in line with the industry standards for similar positions, as presented in the Surveys, with variations above or below various measures of central tendency based on individual performance, experience and job responsibility. Three of the peer companies constituting the Peer Composite Index presented in the performance graph on page 15 of this Proxy Statement are included in one of the Surveys.

     With respect to the Chairman, the Compensation Committee assessed the expected job responsibilities of the Chairman in fiscal year 2002 and the time required to meet such duties, and arrived at a base salary for such fiscal year based on this assessment.

     With respect to all executive officers other than the Chairman, but including the CEO, the individual performance and achievements of each executive officer in the prior fiscal year also are given significant weight in the Compensation Committee's annual review of base salaries. Individual performance is assessed by an annual written performance appraisal that evaluates each officer's performance in areas such as leadership, vision setting, motivation and development of employees, global economic marketing and business know-how. The CEO's performance appraisal is prepared by the chairman of the Compensation Committee following discussion among all Compensation Committee members of performance appraisals of the CEO written by members of the Board of Directors and by each executive officer or manager that reports directly to the CEO. With respect to all other executive officers, performance appraisals are prepared by the CEO following interviews by the CEO with each officer's peers and subordinates. In addition, the CEO assesses each officer's individual performance by reviewing each officer's quarterly achievement of specific "results objectives" developed by turning corporate financial and strategic goals into specific personal objectives to be accomplished each fiscal quarter by each officer.

ANNUAL INCENTIVE COMPENSATION

     During fiscal year 2002, the Company had in effect a bonus plan for management and executive officers of the Company, other than management and the executive officer of the Company's BioMeasurement Division (the "Bonus Plan"). During fiscal year 2002, the Company also had in effect a bonus plan for management and the executive officer of the Company's BioMeasurement Division (the "BioMeasurement Bonus Plan"). Both the Bonus Plan and the BioMeasurement Bonus Plan were administered by the Compensation Committee. Eight of the nine executive officers of the Company were eligible to participate in the Bonus Plan, and one of the nine executive officers of the Company was eligible to participate in the BioMeasurement Bonus Plan.

     The Bonus Plan was designed (i) to provide incentives to the executive officers and other key employees of the Company to produce a superior return to the Company's shareholders by linking incentive compensation directly to the attainment of quarterly earnings per share goals for the Company, and (ii) to encourage such executive officers and key employees to remain in the employ of the Company. Under the Bonus Plan, a preliminary aggregate amount available for bonus compensation awards to participants was calculated based on (i) the base salary of each participant, (ii) a target bonus percentage of base salary (the "Bonus Percentage") for each participant, and (iii) a factor (the "Earnings Factor") related to the degree to which the actual earnings per share of the Company in fiscal year 2002 were greater than or less than the aggregate of the quarterly earnings per share goals of the Company, established by the Compensation Committee at the beginning of each fiscal quarter. Under the Bonus Plan, the maximum Earnings Factor would have doubled the Bonus Percentage. The Compensation Committee, in its sole discretion, for any reason and without limitation, could have increased or decreased the actual aggregate amount available for bonus compensation awards under the Bonus Plan from the preliminary amount calculated under the Bonus Plan after the completion of fiscal year 2002, but it elected not to do so.

     The BioMeasurement Bonus Plan was designed (i) to provide incentives to the executive officer and other key employees of the Company's BioMeasurement Division to achieve performance goals by linking incentive compensation directly to the attainment of those goals, and (ii) to encourage such executive officer and key employees to remain in the employ of the Company. Under the BioMeasurement Bonus Plan, a preliminary aggregate amount available for bonus compensation awards to participants in the BioMeasurement Bonus Plan was calculated based on (i) the base salary of each participant, (ii) a Bonus Percentage for each participant, and (iii) the achievement of annual performance goals for the Company's BioMeasurement Division, recommended by the CEO and established by the Compensation Committee at the beginning of the fiscal year. The Compensation Committee, in its sole discretion, for any reason and without limitation, could have increased or decreased the actual aggregate amount available for bonus compensation awards under the BioMeasurement Bonus Plan from the preliminary amount calculated under the BioMeasurement Bonus Plan after the completion of fiscal year 2002, but it elected not to do so.

     When the Bonus Plan and the BioMeasurement Bonus Plan were established, the Bonus Percentage for each executive officer participating in either plan, including the CEO, was assigned by the Compensation Committee. With respect to the CEO, the Bonus Percentage was set by the Compensation Committee after reviewing incentive compensation information for individuals in a similar position, as presented in the Surveys. With respect to the Chairman, the Bonus Percentage was set by the Compensation Committee after assessing the expected job responsibilities of the Chairman in fiscal year 2002. The Bonus Percentage for executive officers, other than the CEO and the Chairman, was set by the Compensation Committee after comparing each such officer's job responsibilities to those of comparable jobs, and the bonus percentage associated with such comparable jobs, as presented in the Surveys.

     The actual bonus compensation awarded to individual participants in each of the Bonus Plan and the BioMeasurement Bonus Plan generally was a function of (i) the aggregate amount available for bonus compensation awards under the applicable plan, (ii) the base salary of the participant, and (iii) the Bonus Percentage for the participant. However, each of the Bonus Plan and the BioMeasurement Bonus Plan permitted the Compensation Committee, in its sole discretion, to adjust for any reason actual bonus compensation amounts awarded to any participant from the amounts that would have been calculated under the respective plans after the completion of fiscal year 2002. To assist the Compensation Committee in determining whether to make any such adjustments, the CEO reviewed the individual performance of each participant in either plan, other than himself and the Chairman, for fiscal year 2002, based on the written performance appraisals and "results objectives" described above, and summarized such reviews for the Compensation Committee.

     Based on the reviews of individual performance, the Compensation Committee determined not to adjust any of the awards to executive officers that otherwise would have been payable under the Bonus Plan and the BioMeasurement Bonus Plan. Bonuses earned under the Bonus Plan and the BioMeasurement Bonus Plan were paid in cash early in fiscal year 2003.

STOCK OPTIONS

     The Company's stock option program is intended to provide a long-term incentive for executive officers and other key employees. The purpose of the program is to promote the interests of the Company and its shareholders by providing all employees with an opportunity to acquire a proprietary interest in the Company and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company. In addition, the Company believes the program will aid in attracting and retaining personnel of outstanding ability by providing such personnel with an opportunity to acquire a proprietary interest in the Company.

     The Company's 1996 Incentive Plan is administered by the Compensation Committee and authorizes the Compensation Committee to grant options to purchase Common Stock of the Company to any full-time employee, including all executive officers, and to other individuals who are not employees but who provide services as advisors or consultants. Generally, options are granted annually to purchase shares of Common Stock over a ten-year period at the fair market value per share at the time the options are granted. Options granted during fiscal year 2002 generally are not exercisable for one year after the date of grant.

     The number of options to be awarded to the CEO is determined by the Compensation Committee on the basis of its view of each such officer's long-term individual performance and the overall strategic contribution of each such individual to corporate performance. Option grants to the CEO and the Chairman are made on the same terms as all other options granted by the Compensation Committee to other employees of the Company. In determining the number of options to be granted, the Compensation Committee takes into account the number of options then held by the CEO and the Chairman and the number of options granted as a percentage of all outstanding shares.

     The number of options to be awarded to each executive officer, other than the CEO and the Chairman, is proposed by the CEO after comparing each such officer's job responsibilities to those of comparable jobs, and the dollar value of option grants associated with such comparable jobs as presented in the Surveys. The Compensation Committee reviews the recommendations of the CEO and approves the final list of such option recipients and the amounts of the awards.

                                          Compensation Committee:

                                          Archibald Cox, Jr., Chairman
                                          R. Frederick McCoy, Jr.
                                          William T. Monahan

                           SUMMARY COMPENSATION TABLE

     The following table shows, for the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers"), information concerning compensation earned for services in all capacities during the fiscal year ended September 29, 2002, as well as compensation earned by each such person for the two previous fiscal years:

                                                                 LONG-TERM
                                                                COMPENSATION
                                                                ------------
                                       ANNUAL COMPENSATION       SECURITIES
                                    -------------------------    UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR   SALARY ($)   BONUS ($)(1)   OPTIONS (#)    COMPENSATION ($)(2)
---------------------------  ----   ----------   ------------   ------------   -------------------
Wayne M. Fortun              2002    546,168       935,000         50,000            12,000
President and Chief          2001    530,822        --             50,000            10,200
Executive Officer            2000    500,011        --             60,000            69,336(3)

Beatrice A. Graczyk          2002    254,464       198,900         16,000            11,460
Vice President and           2001    252,092        --             16,000            10,200
Chief Operating Officer      2000    226,248        20,000         25,000            10,200

John A. Ingleman             2002    250,221       195,845         16,000            11,284
Vice President, Chief        2001    247,005        --             16,000            10,200
Financial Officer and        2000    228,845        --             25,000            10,200
Secretary

Richard J. Penn              2002    254,160       195,845         16,000            11,520
Vice President of            2001    247,005        --             16,000            10,200
Sales and Marketing          2000    232,445        --             25,000            10,200

R. Scott Schaefer            2002    261,934       202,735         16,000            11,925
Vice President and           2001    247,850        --             16,000            10,200
Chief Technical Officer      2000    225,439        20,000         25,000            10,200

------------------------------

(1) Amounts represent bonuses paid for extraordinary individual performance during fiscal year 2000 and fiscal year 2002.

(2) Except as otherwise indicated, amounts represent Company matching cash contributions under the Company's 401-K Plan.

(3) Amount represents $59,136 paid to Mr. Fortun in lieu of vacation, accrued over multiple years of service to the Company, and $10,200 in Company matching cash contributions under the Company's 401-K Plan.

                                 OPTION TABLES

     The following tables summarize stock option grants to and exercises by the Named Executive Officers during the fiscal year ended September 29, 2002, and certain other information relative to such options:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                   POTENTIAL REALIZABLE
                                       INDIVIDUAL GRANTS                                             VALUE AT ASSUMED
-----------------------------------------------------------------------------------------------   ANNUAL RATES OF STOCK
                         SECURITIES           PERCENT OF                                          PRICE APPRECIATION FOR
                         UNDERLYING         TOTAL OPTIONS       EXERCISE OR                        OPTION TERM ($) (3)
                           OPTIONS       GRANTED TO EMPLOYEES   BASE PRICE                        ----------------------
        NAME           GRANTED (#) (1)      IN FISCAL YEAR      ($/SHR) (2)    EXPIRATION DATE      5%            10%
-------------------    ---------------   --------------------   -----------   -----------------   -------      ---------
Wayne M. Fortun            50,000                9.61              21.64      November 28, 2011   680,500      1,724,500
Beatrice A. Graczyk        16,000                3.08              21.64      November 28, 2011   217,760        551,840
John A. Ingleman           16,000                3.08              21.64      November 28, 2011   217,760        551,840
Richard J. Penn            16,000                3.08              21.64      November 28, 2011   217,760        551,840
R. Scott Schaefer          16,000                3.08              21.64      November 28, 2011   217,760        551,840

------------------------------

(1) All such options are granted under the Company's Incentive Plan. Of the total number of such options granted to each Named Executive Officer, 4,620 are intended to be "incentive stock options" as that term is defined in
    Section 422 of the Internal Revenue Code of 1986, as amended, and the remainder are non-statutory stock options. Such options generally are not exercisable for one year after the date of grant. Such options become immediately exercisable, however, upon (a) death or disability of the holder, (b) a change of control (defined as certain changes in the Company's Board, certain concentrations of voting power, certain mergers, sales of corporate assets, statutory share exchanges or similar transactions, or liquidation or dissolution of the Company), or (c) cancellation of such options by the Committee, which administers the Incentive Plan, in the event of the proposed dissolution or liquidation of the Company or certain mergers, sales of corporate assets, statutory share exchanges or similar transactions. The holder is permitted to pay the exercise price and (if permitted by the Committee and subject to certain restrictions) any withholding taxes due upon exercise with either cash or shares of Common Stock.

(2) The exercise price of such options is not less than the Fair Market Value (as defined in the Incentive Plan) of a share of Common Stock at the time of grant.

(3) The hypothetical potential appreciation shown in these columns reflects the required calculations at annual rates of 5% and 10% set by the SEC, and is not intended to represent either historical appreciation or anticipated future appreciation of the Company's Common Stock price.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                         NUMBER OF SECURITIES
                                                        UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                      OPTIONS AT FISCAL YEAR-END       IN-THE-MONEY OPTIONS AT
                              SHARES       VALUE                 (#)                   FISCAL YEAR-END ($) (2)
                           ACQUIRED ON    REALIZED   ----------------------------   ------------------------------
        NAME               EXERCISE (#)   ($) (1)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
-------------------        ------------   --------   -----------    -------------   --------------   -------------
Wayne M. Fortun                  --           --       626,670         50,000           906,952              --
Beatrice A. Graczyk              --           --        98,340         16,000            67,599              --
John A. Ingleman                 --           --       109,330         16,000           129,923              --
Richard J. Penn                  --           --       150,710         16,000             1,395              --
R. Scott Schaefer                --           --        92,710         16,000             1,860              --

------------------------------

(1) Market value of underlying securities on date of exercise minus the exercise price.

(2) Market value of underlying securities at fiscal year-end minus the exercise price.

                               PERFORMANCE GRAPH

     Set forth below is a graph comparing, for a period of five fiscal years ended September 29, 2002, the yearly cumulative total shareholder return on the Company's Common Stock with the yearly cumulative total shareholder return of the S&P 500 Index and an index of a group of peer companies selected by the Company (the "Peer Composite Index"). The comparison of total shareholder returns assumes that $100 was invested on September 29, 1997 in each of the Company, the S&P 500 Index and the Peer Composite Index, and that dividends were reinvested when and as paid. The companies in the peer group are Adaptec Incorporated, Cirrus Logic Incorporated, Innovex Incorporated and Read-Rite Corporation. The Company is not included in the peer group. In calculating the yearly cumulative total shareholder return of the Peer Composite Index, the shareholder returns of the companies included in the peer group are weighted according to the stock market capitalizations of such companies at the beginning of each period for which a return is indicated.

                               PERFORMANCE GRAPH

                            HTI'S FISCAL YEAR ENDING

-------------------------------------------------------------------------------------------------------
                                           1997      1998      1999      2000      2001      2002
-------------------------------------------------------------------------------------------------------
    Hutchinson Technology                 $100.00   $ 53.95   $ 83.83   $ 70.87   $ 53.53   $ 49.74
-------------------------------------------------------------------------------------------------------
    Peer Composite                         100.00     26.77     59.12     70.24     19.26      8.35
-------------------------------------------------------------------------------------------------------
    S&P 500 Index                          100.00    110.53    135.14    153.27    110.13     87.53
-------------------------------------------------------------------------------------------------------

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information as of September 29, 2002 for compensation plans under which equity securities may be issued:

                                        (A)                  (B)                     (C)
                                                                            NUMBER OF SECURITIES
                                     NUMBER OF                               REMAINING AVAILABLE
                                 SECURITIES TO BE                            FOR FUTURE ISSUANCE
                                    ISSUED UPON                                 UNDER EQUITY
                                    EXERCISE OF        WEIGHTED-AVERAGE      COMPENSATION PLANS
                                    OUTSTANDING       EXERCISE PRICE OF     (EXCLUDING SECURITIES
                                 OPTIONS, WARRANTS   OUTSTANDING OPTIONS,    REFLECTED IN COLUMN
         PLAN CATEGORY              AND RIGHTS       WARRANTS AND RIGHTS            (A))
         -------------           -----------------   --------------------   ---------------------
Equity Compensation Plans
  Approved by Security Holders      3,270,385            $19.14                    817,608(1)
Equity Compensation Plans Not
  Approved by Security Holders         --                  --                       16,159(2)
Total                               3,270,385            $19.14                    833,767(1)(2)

------------------------------

(1) Includes securities available for future issuance under the Incentive Plan other than upon the exercise of an outstanding option, warrant or right. Excludes the proposed increase in the aggregate number of shares of Common Stock available under the Incentive Plan of 750,000 shares, which is subject to shareholder approval as described in this Proxy Statement.

(2) Includes securities available for future issuance under the Company's Second Amended and Restated Patent and Trade Secret Recognition Plan.

           EQUITY COMPENSATION PLANS NOT APPROVED BY SECURITY HOLDERS

     The Company's Second Amended and Restated Patent and Trade Secret Recognition Plan (the "Recognition Plan") was adopted in its current form by the Board on March 29, 2002. The Recognition Plan in its current form replaced an amended recognition plan originally adopted by the Board on November 19, 1992. The purpose of the Recognition Plan is to recognize and reward employees of the Company for their efforts in creating and developing new technologies by providing for the possibility of awards, including grants of Common Stock, to such employees for such efforts. The Recognition Plan authorizes the issuance of an aggregate of 30,000 shares in award grants. The award of grants of Common Stock under the Recognition Plan is at the sole discretion of the Compensation Committee upon the recommendation of the Company's Technology Review Board. As of September 29, 2002, 16,159 shares of Common Stock were available for awards under the Recognition Plan.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder require directors and certain officers of the Company and persons who own more than ten percent of the Company's Common Stock to file reports of their ownership of the Company's Common Stock and changes in such ownership with the SEC. Christina M. Temperante, President of the Company's BioMeasurement Division, failed to file on a timely basis one report regarding her ownership of employee stock options for shares of Common Stock granted to her in July 2001.

                      APPROVAL OF THE AMENDED AND RESTATED
                              1996 INCENTIVE PLAN

INTRODUCTION

     In November 1996, the Board adopted, and the shareholders subsequently approved, the Incentive Plan. As originally adopted, the Incentive Plan authorized the issuance of up to 3,000,000 shares of the Company's Common Stock pursuant to awards under the Incentive Plan.

     As of September 29, 2002, awards (net of canceled or expired awards) covering an aggregate of approximately 2,182,000 shares of the Company's Common Stock had been granted under the Incentive Plan, and only approximately 818,000 shares (plus any shares that might in the future be returned to the Incentive Plan as a result of cancellations or expiration of awards) remained available for future grant under the Incentive Plan. During the fiscal year ended September 29, 2002, the Company, under the Incentive Plan, granted to all current executive officers as a group options to purchase an aggregate of 147,250 shares at an exercise price of $21.64 per share, and to all employees (excluding current executive officers) as a group options to purchase an aggregate of 351,900 shares at an exercise price of $21.64 per share.

     The purpose of this Incentive Plan is to promote the interests of the Company and its shareholders by providing personnel of the Company and any subsidiaries thereof with an opportunity to acquire a proprietary interest in the Company and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company. In addition, the Board believes that the opportunity to acquire a proprietary interest in the Company will aid in attracting and retaining personnel of outstanding ability. On November 20, 2002, the Board approved the amendment and restatement of the Incentive Plan, subject to shareholder approval, to increase the aggregate number of shares of the Company's Common Stock authorized for issuance under the Incentive Plan by 750,000 shares, from a total of 3,000,000 shares to 3,750,000 shares.

     In addition to the shares available for awards under the Incentive Plan, options to purchase approximately 87,933 shares in the aggregate of the Company's Common Stock remain outstanding as of September 29, 2002 under the Hutchinson Technology Incorporated 1988 Stock Option Plan (the "1988 Plan"). No additional awards may be made under the 1988 Plan. Notwithstanding approval of the amendment and restatement of the Incentive Plan by the shareholders, options to purchase the Company's Common Stock under the 1988 Plan will remain outstanding until such options are exercised or expire and such options will continue to be governed by the 1988 Plan.

     By adding 750,000 shares to the Incentive Plan, the Board believes that awards available under the amended Incentive Plan will allow the Company to motivate its current and future key employees to put forth maximum effort for the continued success and growth of the Company.

     If the shareholders fail to approve this proposal, the Incentive Plan will remain in effect as it existed immediately prior to the proposed amendment and restatement. In that case, the Company would be limited to issuing no more than 3,000,000 shares of the Company's Common Stock in total pursuant to awards made under the Incentive Plan.

OPTION GRANTS

     All awards granted under the Incentive Plan have been in the form of options to purchase Common Stock. For each of the Named Executive Officers and the various groups indicated, the following table presents the number of shares of Common Stock subject to options granted under the Incentive Plan through September 29, 2002. The table only provides grant information, and does not reflect the current status of those awards granted (whether an award was exercised, terminated, forfeited, etc.).

                                                                NUMBER OF
                     NAME AND POSITION                        OPTION SHARES
                     -----------------                        -------------
Wayne M. Fortun                                                   280,000
Beatrice A. Graczyk                                                99,740
John A. Ingleman                                                  101,760
Richard J. Penn                                                    88,430
R. Scott Schaefer                                                 100,710
All current executive officers, as a group                        854,330
All current directors who are not executive officers, as a
  group                                                            61,892
All employees, including all current officers who are not
  executive officers, as a group                                1,683,595

MARKET PRICE OF COMMON STOCK

     The closing market price of the Company's Common Stock as of December 2, 2002 was $27.22 per share.

SUMMARY OF THE PLAN

     The full text of the Incentive Plan is contained in Exhibit A to this proxy statement. Reference is made to such exhibit for a complete statement of the terms of the Incentive Plan. The following summary description of the Incentive Plan is qualified by reference to the Incentive Plan.

Purpose

     The purpose of the Incentive Plan is to promote the interests of the Company and its shareholders by providing employees of the Company and any subsidiaries of the Company with an opportunity to acquire a proprietary interest in the Company. The Incentive Plan provides for the granting of awards consisting of (i) stock options, which may be either non-statutory stock options or incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) stock awards, which may be grants of unrestricted shares of Common Stock or shares subject to such conditions, limitations or restrictions as the Committee (as defined below) may impose.

Administration

     The Incentive Plan is administered by a committee of two or more directors of the Company (the "Committee") appointed by the Board. Each member of the Committee must not be an employee of the Company or any subsidiary of the Company and must be a "non-employee director" as that term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Notwithstanding the foregoing, if the Board does not appoint a committee to administer the Incentive Plan, then the Board shall administer the Incentive Plan and shall constitute the Committee. Subject to the provisions of the Incentive Plan, the Committee may from time to time establish such rules for the administration of the Incentive Plan as it deems appropriate and may fix any other terms and conditions for the grant or exercise of any award under the Incentive Plan. For purposes of granting and administering awards to persons who are not subject to Section 16 of the Exchange Act, the Committee may delegate its authority to the Chief Executive Officer of the Company, who may in turn delegate such authority to another officer. Notwithstanding the appointment of a Committee to administer the Incentive Plan and notwithstanding any contrary statement below, any grant of awards under the Incentive Plan to any director of the Company who is not an employee of the Company or a subsidiary of the Company at the time of grant, and any action taken by the Company with respect to any such awards, shall be subject to prior approval by the Board.

Shares Available

     Not more than 3,750,000 shares of Common Stock may be made subject to awards granted under the Incentive Plan (subject to adjustment, at the discretion of the Committee, in the event of a merger, reorganization or other relevant change). If an option lapses or terminates before such option has been completely exercised, the shares covered by the unexercised portion of such option may again be made subject to awards granted under the Incentive Plan. Shares issued as stock awards and shares issued upon exercise of options granted under the Incentive Plan shall be authorized but theretofore unissued shares of Common Stock.

Eligible Participants

     Awards may be granted under the Incentive Plan to any full-time employee of the Company or any subsidiary, including any such person who is also an officer or director of the Company or any subsidiary. Awards (other than incentive stock options) may also be granted to any other employee of the Company or a subsidiary, any director of the Company who is not an employee of the Company or any subsidiary, other individuals or entities who are not employees but who provide services to the Company or a subsidiary in the capacity of an advisor or consultant, and any individual or entity that the Company desires to induce to become an employee, advisor or consultant (but any such grant shall be contingent upon such individual or entity becoming employed by the Company or a subsidiary). For purposes of the Incentive Plan, the terms "employed," "employment" and similar terms (except "employee") include the providing of services in the capacity of an advisor or consultant or as a director. Approximately 3,300 employees and others are currently eligible to participate in the Incentive Plan.

Written Agreements

     Options granted under the Incentive Plan shall be evidenced by a written agreement in such form or forms as the Committee may from time to time determine. Stock awards granted under the Incentive Plan may, but need not, be subject to a written agreement in such form or forms as the Committee may from time to time determine.

Term of Incentive Plan

     The Incentive Plan shall remain in effect until all shares subject to the Incentive Plan are distributed or the Incentive Plan is terminated by the Board. No award of an incentive stock option may be made under the Incentive Plan after November 18, 2006 (or such other limit as may be required by the Code) if such limitation is necessary to qualify the option as an incentive stock option.

Stock Awards

     The Committee may grant stock awards to eligible participants in the Incentive Plan. In determining the participants to whom stock awards will be granted and the number of shares to be covered by each stock award, the Committee may take into account the nature of the services rendered by the respective participants, their present and potential contributions to the success of the Company, and such other factors as the Committee in its sole discretion may deem relevant. Shares issued pursuant to stock awards may be unrestricted or may be subject to such conditions, limitations and restrictions, if any, as the Committee may determine. Subject to adjustment, at the discretion of the Committee, in the event of a merger, reorganization or other relevant change, the maximum number of shares that may be granted as stock awards under the Incentive Plan shall not exceed 150,000 and the maximum number of shares that may be granted to any one participant pursuant to any stock award under the Incentive Plan in any fiscal year of the Company shall not exceed 100,000 shares.

Stock Options

     General. Eligible participants may be granted options to purchase such number of shares of Common Stock on such terms and conditions as the Committee may determine. The number of shares covered by an outstanding option and the price per share of such option may, at the discretion of the Committee, be adjusted in the event of a merger, reorganization or other relevant change. In determining the participants to whom options shall be granted and the number of shares to be covered by each option, the Committee may take into account the nature of the services rendered by the respective participants, their present and potential contributions to the success of the Company, and such other factors as the Committee in its sole discretion may deem relevant. More than one option may be granted to the same participant. In the case of an incentive stock option, the aggregate fair market value, determined at the time the option is granted, of shares of Common Stock with respect to which incentive stock options held by the optionholder first become exercisable in any calendar year (under the Incentive Plan and all other incentive stock option plans of the Company and its parent corporations and subsidiaries) shall not exceed $100,000. The maximum number of shares subject to options that may be granted to any one participant under the Incentive Plan in any fiscal year of the Company shall not exceed 100,000 shares (subject to adjustment, at the discretion of the Committee, in the event of a merger, reorganization or other relevant change).

     Purchase Price. The purchase price of each share subject to an option shall be fixed by the Committee. For non-statutory stock options, such purchase price may be set at any price the Committee may determine that is not less than 85% of the fair market value (as defined in the Incentive Plan) of a share on the date of grant. For incentive stock options, such purchase price shall be not less than 100% of the fair market value of a share on the date of grant, provided that if an incentive stock option is granted to an employee of the Company who owns, at the time the incentive stock option is granted, stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company (a "10% shareholder"), such purchase price shall be not less than 110% of the fair market value of a share on the date of grant. The purchase price of the shares with respect to which an option is exercised must be paid in full in cash or, at the discretion of the person exercising the option, by delivery to the Company of unencumbered shares of Common Stock, by a reduction in the number of shares delivered upon exercise of the option, or by a combination of cash and such shares; provided that no person will be permitted to pay any portion of the purchase price with shares if the Committee, in its sole discretion, determines that payment in such manner is undesirable.

     Non-Transferability. During the lifetime of an optionee, only such optionee or his or her guardian or legal representative may exercise options granted under the Incentive Plan, and no option granted under the Incentive Plan is assignable or transferable by the optionee other than by will or the laws of descent and distribution or pursuant to a domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time; provided that the Committee may in any option agreement or by an amendment to an outstanding option agreement permit an optionee to transfer, without consideration, a non-statutory stock option to a member or members of his or her immediate family or to one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners. Any option held by any such transferee continues to be subject to the same terms and conditions that were applicable to such option immediately prior to its transfer, and the option may be exercised by such transferee only as and to the extent that such option has become exercisable and has not been terminated in accordance with the provisions of the Incentive Plan and the applicable option agreement.

     Vesting. Each option agreement shall specify when each option granted under the Incentive Plan shall become exercisable. Notwithstanding the provisions of any option agreement, the Committee may, in its sole discretion, declare at any time that any option granted under the Incentive Plan shall be immediately exercisable. In the event of the disability or death of an optionee, any option granted to such optionee that was not previously exercisable shall become immediately exercisable in full if the disabled or deceased employee shall have been continuously employed by the Company or a subsidiary between the date such option was granted and the date of such disability or death. Upon the occurrence of a change in control of the Company (as defined in the Incentive
Plan) then each option granted under the Incentive Plan and not already exercised in full or otherwise terminated, expired or cancelled shall become immediately exercisable in full. In the event of a "paragraph 13 declaration" (discussed below), each option that has not previously been exercised in full, expired or been cancelled shall immediately become exercisable in full. Notwithstanding the foregoing, no option granted under the Incentive Plan, as amended, may be exercised before the amended Incentive Plan is approved by the shareholders of the Company and a registration statement covering the shares of Common Stock for which the option may be exercised has become effective under the Securities Act of 1933, as amended.

     Termination of Options. Each option granted under the Incentive Plan shall expire and all rights to purchase shares thereunder shall terminate ten years after the date such option is granted (or in the case of an incentive stock option granted to a 10% shareholder, five years after the date such option is granted) or on such date prior thereto as may be fixed by the Committee on or before the date such option is granted. During the lifetime of an optionee, an option granted to such optionee may be exercised only while the optionee is employed by the Company or a subsidiary thereof, and only if such optionee has been continuously so employed since the date the option was granted, except that: (i) an option shall continue to be exercisable for three months after termination of the optionee's employment, but only to the extent that the option was exercisable immediately prior to such optionee's termination of employment;
(ii) in the case of an optionee who is disabled while employed or whose employment terminates by reason of death, an option shall continue to be exercisable for one year after termination of such optionee's employment; and
(iii) as to any optionee whose termination occurs following a paragraph 13 declaration, an option may be exercised at any time permitted by such declaration. Any option that is not exercised within the periods provided in the preceding sentence shall terminate; provided that the Committee has the power to extend such periods. In the event of a change in control of the Company, then, under certain circumstances as set forth in the Incentive Plan, the Committee, in its sole discretion and without the consent of the holder of any option affected thereby, may determine that some or all outstanding options shall be cancelled as of the effective date of any such change in control and that the holder or holders of such cancelled options shall receive certain cash payments; and options granted pursuant to the Incentive Plan as to which such determination is made shall expire as of the effective date of such change in control. In the event of a paragraph 13 declaration, each outstanding option, whether or not exercisable, shall be cancelled at the time of the occurrence of the event giving rise to the paragraph 13 declaration.

     Paragraph 13 Declaration. In the event of (a) the proposed dissolution or liquidation of the Company, (b) a proposed sale of substantially all of the assets of the Company, or (c) a proposed merger, consolidation of the Company with or into any other entity, regardless of whether the Company is a surviving corporation, or a proposed statutory share exchange with any other entity, the Committee may, but shall not be obligated to, either (i) in the event of a merger, consolidation or statutory share exchange, make appropriate provision for the protection of outstanding options granted under the Incentive Plan by the substitution, in lieu of such options, of options to purchase appropriate voting Common Stock (the "Survivor's Stock") of the corporation surviving any such merger or consolidation (or the parent corporation of the Company or such surviving corporation, if appropriate) or by the delivery of shares of Survivor's Stock as provided in the Incentive Plan, or (ii) declare (a "paragraph 13 declaration") that each outstanding option, whether or not then exercisable, shall be cancelled at the time of the event giving rise to the paragraph 13 declaration (unless it shall have been exercised prior to the occurrence of such event). In connection with any paragraph 13 declaration, the Committee may, but shall not be obligated to, cause a cash payment to be made in exchange for each cancelled option in an amount provided in the Incentive Plan. In the event of a paragraph 13 declaration, each outstanding option granted under the Incentive Plan that shall not have been exercised prior to the event giving rise to such paragraph 13 declaration shall be cancelled at the time of such event.

     Adjustments. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, or extraordinary dividend or divestiture (including a spin-off), or any other change in the corporate structure or the shares of the Company, the Committee (or a comparable committee of the Board surviving any such transaction) may, without the consent of any holder of an option, make such adjustment as it determines in its discretion to be appropriate as to the number and kind of securities subject to and reserved under the Incentive Plan and the number and kind of securities issuable upon exercise of outstanding options and the exercise price thereof.

Amendment and Discontinuation of Incentive Plan

     The Board may at any time suspend or discontinue the Incentive Plan; provided that no amendment may, without the consent of the holder of an option, alter or impair an option previously granted under the Incentive Plan. To the extent necessary to comply with applicable provisions of the Code, any such amendments to the Incentive Plan may be made subject to approval by the shareholders of the Company.

Federal Tax Considerations

     Incentive Stock Options. No taxable income to an optionee will be realized, and the Company will not be entitled to any related deduction, at the time any incentive stock option is granted under the Incentive Plan. If certain statutory employment and holding period conditions are satisfied before the optionee disposes of shares acquired pursuant to the exercise of such an option, then no taxable income will result upon the exercise of such option and the Company will not be entitled to any deduction in connection with such exercise. Upon disposition of the shares after expiration of the statutory holding periods, any gain or loss realized by an optionee will be a long-term capital gain or loss. The Company will not be entitled to a deduction with respect to a disposition of the shares by an optionee after the expiration of the statutory holding periods. Except in the event of death, if shares acquired by an optionee upon the exercise of an incentive stock option granted under the Incentive Plan are disposed of by such optionee before the expiration of the statutory holding periods (a "disqualifying disposition"), such optionee will be considered to have realized as compensation in the year of disposition an amount, not exceeding the gain realized on such disposition, equal to the difference between the exercise price and the fair market value of the shares on the date of exercise of the option. The Company will be entitled to a deduction at the same time and in the same amount as the optionee is deemed to have realized such ordinary income. Generally, any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. If the optionee pays the option price with shares that were originally acquired pursuant to the exercise of an incentive stock option and the statutory holding periods for such shares have not been met, the optionee will be treated as having made a disqualifying disposition of such shares, and the tax consequences of such disqualifying disposition will be as described above.

     Non-Statutory Stock Options. No taxable income to an optionee will be realized, and the Company will not be entitled to any related deduction, at the time any non-statutory stock option is granted under the Incentive Plan. Generally, at the time shares are issued pursuant to the exercise of a non-statutory stock option, the optionee will realize ordinary income equal to the excess of the fair market value of the stock on the date of exercise over the option price. The Company will be entitled to a deduction at the same time and in the same amount as the optionee is considered to have realized ordinary income as a result of exercise of a non-statutory stock option. Upon disposition of the shares, any additional gain or loss realized by the optionee will be taxed as a capital gain or loss. The Company will not be entitled to a deduction with respect to the disposition of shares by an optionee.

     Stock Awards. The tax consequences of a stock award will depend on whether the stock is subject to forfeiture and transferability conditions that result in such stock being treated as "restricted" stock for tax purposes. Unless a recipient files an election to be taxed under Section 83(b) of the Code, (a) the recipient will not realize income upon the grant of restricted stock, (b) the recipient will realize ordinary income, and the Company will be entitled to a corresponding deduction, when the restrictions have been removed or expire, and
(c) the amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions are removed or expire. If the recipient files an election to be taxed under Section 83(b) of the Code, the tax consequences to the recipient and the Company will be determined as of the date of the grant of the restricted stock rather than as of the date of the removal or expiration of the restrictions. With respect to awards of unrestricted stock, (a) the recipient will realize ordinary income and the Company will be entitled to a corresponding deduction upon the grant of the unrestricted stock, and (b) the amount of such ordinary income and deduction will be the fair market value of such unrestricted stock on the date of grant. When the recipient disposes of restricted or unrestricted stock, the difference between the amount received upon such disposition and the fair market value of such shares on the date the recipient realizes ordinary income will be treated as a capital gain or loss.

     Withholding. Delivery of shares pursuant to a stock award or upon exercise of a non-statutory stock option shall be subject to any required withholding taxes. A recipient may, as a condition precedent to the issuance of shares upon receipt of a stock award or exercise of an option, be required to pay the Company a cash amount equal to the amount of such required withholdings. The Committee may permit an optionee to elect to cover all or any part of the required withholdings through a delivery to the Company of unencumbered shares of the Company, a reduction in the number of shares issued upon exercise of the option or a subsequent return to the Company of shares issued upon exercise of the option.

REQUIRED VOTE

     The affirmative vote of holders of at least a majority of the outstanding shares of Common Stock entitled to vote and represented at the meeting is required for approval of the amendment and restatement of the Incentive Plan. Proxies solicited by the Board will be voted for approval of the amendment and restatement of the Incentive Plan, unless shareholders specify otherwise in their proxies.

     THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE INCENTIVE PLAN TO INCREASE THE TOTAL NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE INCENTIVE PLAN.

                     APPROVAL OF AMENDMENT OF THE COMPANY'S
                       RESTATED ARTICLES OF INCORPORATION
                    TO INCREASE THE TOTAL AUTHORIZED SHARES

GENERAL

     On November 20, 2002, the Board adopted, subject to shareholder approval, an amendment to the Company's Restated Articles of Incorporation, as previously amended (the "Articles"), to increase the total authorized shares of Common Stock from 45,000,000 to 100,000,000. The increase in the number of authorized shares of Common Stock would be effected by amending and restating the current
Article III of the Articles to read as follows:

                                  "ARTICLE III

              This Corporation is authorized to issue an aggregate of 100,000,000 shares, all of which shall be designated as Common Stock, having a par value of $0.01 per share."

     The additional shares of Common Stock for which authorization is sought would be part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently outstanding. Holders of Common Stock have no preemptive or other subscription rights.

     As of December 2, 2002, approximately 25,456,000 shares of Common Stock were issued and outstanding and approximately 13,709,000 shares were reserved for issuance pursuant to the Company's equity compensation and employee stock purchase plans, for issuance upon conversion of the 6% Convertible Subordinated Notes due 2005 of the Company and for issuance pursuant to the Share Rights Agreement, dated as of July 19, 2000, between the Company and Wells Fargo Bank Minnesota, N.A., as Rights Agent. Therefore, of the 45,000,000 shares of Common Stock currently authorized by the Articles, only approximately 5,835,000 shares are presently available for general corporate purposes.

PURPOSES AND EFFECTS OF THE AUTHORIZED SHARES AMENDMENT

     The increase in authorized shares of Common Stock is recommended by the Board in order to provide a sufficient reserve of such shares for the present and future needs and growth of the Company. The additional authorized shares would be available for issuance at the discretion of the Board, without further shareholder approval (subject to certain provisions of state law), to take advantage of future opportunities for equity financing or convertible debt financing, to improve the Company's capital structure, in connection with possible acquisitions, in connection with stock dividends and for other corporate purposes.

     The Company has no arrangements, agreements, understandings or commitments at the present time for the issuance or use of the additional shares of Common Stock to be authorized by the proposed amendment to the Articles.

     The proposed amendment to increase the number of authorized shares of Common Stock could, under certain circumstances, have an anti-takeover effect. The issuance of additional shares of Common Stock, other than on a pro rata basis to all current shareholders, would dilute the ownership interest of a person seeking to obtain control of the Company, and such issuance could be used as an anti-takeover device to discourage a change in control of the Company by making such a change in control more difficult or costly. The intended purpose of the proposed amendment, however, is to increase the number of shares of Common Stock available in order to give the Board more flexibility in conducting normal business operations by providing a sufficient reserve of such shares for present and future needs and growth of the Company. The Company is not aware of anyone seeking to accumulate Common Stock or obtain control of the Company, and the proposal is not being presented as, nor is it part of, a plan to adopt anti-takeover measures.

REQUIRED VOTE

     The affirmative vote of the holders of a majority of the total voting power of all outstanding shares of Common Stock is required to approve the amendment of the Articles.

     THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT OF THE ARTICLES TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES.

           RELATIONSHIP WITH AND APPOINTMENT OF INDEPENDENT AUDITORS

     On June 13, 2002, the Audit Committee approved discontinuing the engagement of Arthur Andersen as the Company's independent auditors and engaging Deloitte & Touche to serve as the Company's independent auditors for the fiscal year ending September 29, 2002. Arthur Andersen's reports on the Company's consolidated financial statements for each of the fiscal years ended September 30, 2001 and September 24, 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audits for the Company's fiscal years ended September 30, 2001 and September 24, 2000 and through June 13, 2002, there were no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreements, if not resolved to Arthur Andersen's satisfaction, would have caused Arthur Andersen to make reference to the subject matter of the disagreements in connection with Arthur Andersen's report on the Company's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K promulgated under the Securities and Exchange Act of 1934. During the fiscal years ended September 30, 2001 and September 24, 2000 and through June 13, 2002, the Company did not consult Deloitte & Touche LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

     The firm of Deloitte & Touche LLP, independent public accountants, has been the auditors for the Company since June 13, 2002. The Audit Committee has selected Deloitte & Touche LLP to serve as the Company's independent public accountants for the fiscal year ending September 28, 2003, subject to ratification by the shareholders. While it is not required to do so, the Audit Committee is submitting the selection of that firm for ratification in order to ascertain the view of the shareholders. If the selection is not ratified, the Audit Committee will reconsider its selection. Proxies solicited by the Board will, unless otherwise directed, be voted to ratify the appointment of Deloitte & Touche LLP as independent public accountants for the Company for the fiscal year ending September 28, 2003.

     A representative of Deloitte & Touche LLP will be present at the Annual Meeting of Shareholders and will be afforded an opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions during the meeting.

                                    GENERAL

     The 2002 Annual Report and the Annual Report on Form 10-K of the Company for the fiscal year 2002, including financial statements, are being mailed with this Proxy Statement.

     As of the date of this Proxy Statement, management knows of no matters that will be presented for determination at the meeting other than those referred to herein. If any other matters properly come before the meeting calling for a vote of shareholders, it is intended that the shares represented by the Proxies solicited by the Board will be voted by the Proxies named therein in accordance with their best judgment.

     The Company will pay the cost of soliciting Proxies in the accompanying form. In addition to solicitation by the use of mails, certain directors, officers and regular employees of the Company may solicit Proxies by telephone, telegram or personal interview, and may request brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of stock of the Company and will reimburse them for their reasonable out-of-pocket expenses in so forwarding such materials.

     SHAREHOLDERS WHO WISH TO OBTAIN AN ADDITIONAL COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, TO BE FILED WITH THE SEC FOR THE FISCAL YEAR ENDED SEPTEMBER 29, 2002, MAY DO SO WITHOUT CHARGE BY WRITING TO JOHN A. INGLEMAN, VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY, AT THE COMPANY'S OFFICES, 40 WEST HIGHLAND PARK, HUTCHINSON, MINNESOTA 55350.

                                          By Order of the Board of Directors,

                                          /s/ John A. Ingleman

                                          John A. Ingleman
                                          Secretary

Dated: December 18, 2002

                                                                       EXHIBIT A

                       HUTCHINSON TECHNOLOGY INCORPORATED
                              1996 INCENTIVE PLAN
                           (AS AMENDED AND RESTATED)

     1. PURPOSE. The purpose of this 1996 Incentive Plan (the "Plan") is to promote the interests of Hutchinson Technology Incorporated, a Minnesota corporation (the "Company"), and its shareholders by providing personnel of the Company and any subsidiaries thereof with an opportunity to acquire a proprietary interest in the Company and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company. In addition, the opportunity to acquire a proprietary interest in the Company will aid in attracting and retaining personnel of outstanding ability. This Plan provides for the issuance of certain awards consisting of options granted as provided in paragraph 5 hereof and stock awards granted as provided in paragraph 6 hereof.

     2.  ADMINISTRATION.

        (a) General. This Plan shall be administered by a committee of two or more directors of the Company (the "Committee") appointed by the Company's Board of Directors (the "Board"). If the Board has not appointed a committee to administer this Plan, then the Board shall constitute the Committee. The Committee shall have the power, subject to the limitations contained in this Plan, to fix any terms and conditions for the grant or exercise of any award under this Plan. No director shall serve as a member of the Committee unless such director shall be a "non-employee director" as that term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor statute or regulation comprehending the same subject matter. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and the acts of a majority of the members present at any meeting at which a quorum is present or the acts unanimously approved in writing by all members of the Committee shall be the acts of the Committee. Subject to the provisions of this Plan, the Committee may from time to time adopt such rules for the administration of this Plan as it deems appropriate. The decision of the Committee on any matter affecting this Plan or the rights and obligations arising under this Plan or any award granted hereunder, shall be final, conclusive and binding upon all persons, including without limitation the Company, shareholders and optionees.

        (b) Indemnification. To the full extent permitted by law, (i) no member of the Committee or person to whom authority under this Plan is delegated shall be liable for any action or determination taken or made in good faith with respect to this Plan or any award granted hereunder and (ii) the members of the Committee and each person to whom authority under this Plan is delegated shall be entitled to indemnification by the Company against and from any loss incurred by such member or person by reason of any such actions and determinations.

        (c) Delegation of Authority. The Committee may delegate all or any part of its authority under this Plan to the Chief Executive Officer of the Company for purposes of granting and administering awards granted to persons other than persons who are then subject to the reporting requirements of Section 16 of the Exchange Act ("Section 16 Individuals"). The Chief Executive Officer of the Company may, in turn, delegate such authority to such other officer of the Company as the Chief Executive Officer may determine.

        (d) Action by Board. Notwithstanding subparagraph 2(a), above, any grant of awards hereunder to any director of the Company who is not an employee of the Company at the time of grant ("Non-Employee Director Award"), and any action taken by the Company with respect to any Non-Employee Director Award, including any amendment thereto, and any modification of the terms, conditions or restrictions relating to any stock award constituting a Non-Employee Director Award, any acceleration of the vesting of any option constituting a Non-Employee Director Award, any extension of the time within which any option constituting a Non-Employee Director Award may be exercised, any determination pursuant to paragraph 9 relating to the payment of the purchase price of Shares (as defined in paragraph 3 below) subject to an option constituting a Non-Employee Director Award, or any action pursuant to paragraph 10 relating to the payment of withholding taxes, if any, through the use of Shares with respect to a Non-Employee Director Award shall be subject to prior approval by the Board.

     3. SHARES. The shares that may be made subject to awards granted under this Plan shall be authorized and unissued shares of Common Stock of the Company, par value $.01 per share ("Shares," and each individually a "Share"), and they shall not exceed 3,750,000 Shares in the aggregate, subject to adjustment as provided in paragraph 14, below, except that, if any option lapses or terminates for any reason before such option has been completely exercised, the Shares covered by the unexercised portion of such option may again be made subject to options granted under this Plan.

     4. ELIGIBLE PARTICIPANTS. Stock awards and options may be granted under this Plan to any full-time employee of the Company, or any parent or subsidiary thereof, including any such person who is also an officer or director of the Company or any parent or subsidiary thereof. Stock awards and non-statutory stock options (as defined in subparagraph 5(a) below) also may be granted to (i) any other employee of the Company, or any parent or subsidiary thereof, (ii) any director of the Company who is not an employee of the Company or any parent or subsidiary thereof, (iii) other individuals or entities who are not employees but who provide services to the Company or a parent or subsidiary thereof in the capacity of an advisor or consultant, and (iv) any individual or entity that the Company desires to induce to become an employee, advisor or consultant, but any such grant shall be contingent upon such individual or entity becoming employed by the Company or a parent or subsidiary thereof. References herein to "employment" and similar terms (except "employee") shall include the providing of services in the capacity of an advisor or consultant or as a director. The employees and other individuals and entities to whom options may be granted pursuant to this paragraph 4 are referred to herein as "Eligible Participants."

     5. TERMS AND CONDITIONS OF EMPLOYEE, ADVISOR, CONSULTANT AND DIRECTOR OPTIONS.

        (a) General. Subject to the terms and conditions of this Plan, the Committee may, from time to time during the term of this Plan, grant to such Eligible Participants as the Committee may determine options to purchase such number of Shares of the Company on such terms and conditions as the Committee may determine. In determining the Eligible Participants to whom options shall be granted and the number of Shares to be covered by each option, the Committee may take into account the nature of the services rendered by the respective Eligible Participants, their present and potential contributions to the success of the Company, and such other factors as the Committee in its sole discretion may deem relevant. The date and time of approval by the Committee of the granting of an option shall be considered the date and the time of the grant of such option. The Committee in its sole discretion may designate whether an option granted to an employee is to be considered an "incentive stock option" (as that term is defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or any amendment thereto) or a non-statutory stock option (an option granted under this Plan that is not intended to be an "incentive stock option"). The Committee may grant both incentive stock options and non-statutory stock options to the same employee. However, if an incentive stock option and a non-statutory stock option are awarded simultaneously, such options shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event shall the exercise of one such option affect the right to exercise the other. To the extent that the aggregate Fair Market Value (as defined in paragraph 8 below) of Shares with respect to which incentive stock options are exercisable for the first time by any employee during any calendar year (under all plans of the Company and its parent and subsidiary corporations) exceeds $100,000, such options shall be treated as non-statutory stock options. The maximum number of Shares subject to options that may be granted to any one Eligible Participant under the Plan in any fiscal year of the Company may not exceed 100,000 Shares (subject to adjustment pursuant to paragraph 14 hereof). Notwithstanding the foregoing, no incentive stock option may be granted under this Plan unless this Plan is approved by the shareholders of the Company within twelve months after the effective date of this Plan.

        (b) Purchase Price. The purchase price of each Share subject to an option granted pursuant to this paragraph 5 shall be fixed by the Committee, subject, however, to the remainder of this subparagraph 5(b). For non-statutory stock options, such purchase price may be set at any price the Committee may determine; provided, however, that such purchase price shall be not less than 85% of the Fair Market Value of a Share on the date of grant. For incentive stock options, such purchase price shall be no less than 100% of the Fair Market Value of a Share on the date of grant, provided that if such incentive stock option is granted to an employee who owns, or is deemed under Section 424(d) of the Code to own, at the time such option is granted, stock of the Company (or of any parent or subsidiary of the Company) possessing more than 10% of the total combined voting power of all classes of stock therein (a "10% Shareholder"), such purchase price shall be no less than 110% of the Fair Market Value of a Share on the date of grant.

        (c) Vesting. Each option agreement provided for in paragraph 7 shall specify when each option granted under this Plan shall become exercisable with respect to the Shares covered by the option. Notwithstanding the provisions of any option agreement provided for in paragraph 7, the Committee may, in its sole discretion, declare at any time that any option granted under this Plan shall be immediately exercisable.

        (d) Termination. Each option granted pursuant to this paragraph 5 shall expire, and all rights to purchase Shares thereunder shall terminate, on the earliest of:

               (i) ten years after the date such option is granted (or in the case of an incentive stock option granted to a 10% Shareholder, five years after the date such option is granted) or on such date prior thereto as may be fixed by the Committee on or before the date such option is granted;

               (ii) the expiration of the period after the termination of the optionee's employment within which the option is exercisable as specified in paragraph 11(b) or 11(c), whichever is applicable (provided that the Committee may, in any option agreement provided for in paragraph 7 or by Committee action with respect to any outstanding option, extend the periods specified in paragraph 11(b) and 11(c)); or

               (iii) the date, if any, fixed for cancellation pursuant to paragraph 12(c) or 13 below.

     6. TERMS AND CONDITIONS OF EMPLOYEE, ADVISOR, CONSULTANT AND DIRECTOR STOCK AWARDS. The Committee may, from time to time during the term of this Plan, grant stock awards to such Eligible Participants as the Committee may determine, such stock awards consisting of grants of Shares to be issued to the designated Eligible Participants. In determining the Eligible Participants to whom stock awards shall be granted and the number of Shares to be covered by each stock award, the Committee may take into account the nature of the services rendered by the respective Eligible Participants, their present and potential contributions to the success of the Company, and such other factors as the Committee in its sole discretion may deem relevant. Shares issued pursuant to any stock award may be unrestricted or may be subject to such conditions, limitations and restrictions, if any, as the Committee may determine, including, if the Committee shall so provide in the written agreement pursuant to paragraph 7 providing for a stock award, or any amendment thereto, the lapse or modification of conditions or restrictions with respect to the stock award upon the occurrence of a Change In Control, as defined in paragraph 12. The maximum number of Shares that may be granted as stock awards under this Plan shall not exceed 150,000 (subject to adjustment pursuant to paragraph 14 hereof) and the maximum number of Shares that may be granted to any one Eligible Participant pursuant to any stock award under this Plan in any fiscal year of the Company may not exceed 100,000 Shares (subject to adjustment pursuant to paragraph 14 hereof).

     7. OPTION AGREEMENTS. All options granted under this Plan shall be evidenced by a written agreement in such form or forms as the Committee may from time to time determine, which agreement shall, among other things, designate whether the options being granted thereunder are non-statutory stock options or incentive stock options. Stock awards granted under this Plan may, but need not, be made subject to a written agreement in such form or forms as the Committee may from time to time determine.

     8. FAIR MARKET VALUE. For purposes of this Plan, the "Fair Market Value" of a Share at a specified date shall, unless otherwise expressly provided in this Plan, mean the closing sale price of a Share on the date immediately preceding such date or, if no sale of Shares shall have occurred on that date, on the next preceding day on which a sale of Shares occurred, on the Composite Tape for New York Stock Exchange listed shares or, if Shares are not quoted on the Composite Tape for New York Stock Exchange listed shares, on the Nasdaq National Market or any similar system then in use or, if Shares are not included in the Nasdaq National Market or any similar system then in use, the mean between the closing "bid" and the closing "asked" quotation of a Share on the date immediately preceding the date as of which such Fair Market Value is being determined, or, if no closing bid or asked quotation is made on that date, on the next preceding day on which a quotation is made, on the Nasdaq SmallCap Market or any similar system then in use, provided that if the Shares in question are not quoted on any such system, Fair Market Value shall be what the Committee determines in good faith to be 100% of the fair market value of a Share as of the date in question. Notwithstanding anything stated in this paragraph 8, if the applicable securities exchange or system has closed for the day by the time the determination is being made, all references in this paragraph to the date immediately preceding the date in question shall be deemed to be references to the date in question.

     9. MANNER OF EXERCISE OF OPTIONS. A person entitled to exercise an option granted under this Plan may, subject to its terms and conditions and the terms and conditions of this Plan, exercise it in whole at any time, or in part from time to time, by delivery to the Company at its principal executive office, to the attention of its Vice President, Human Resources, of written notice of exercise, specifying the number of Shares with respect to which the option is being exercised. The purchase price of the Shares with respect to which an option is being exercised shall be payable in full at the time of exercise, provided that, to the extent permitted by law, the holder of an option may simultaneously exercise an option and sell all or a portion of the Shares thereby acquired pursuant to a brokerage or similar relationship and use the proceeds from such sale to pay the purchase price of such Shares. The purchase price of each Share on the exercise of any option shall be paid in full in cash (including check, bank draft or money order) or, at the discretion of the person exercising the option, by delivery to the Company of unencumbered Shares, by a reduction in the number of Shares delivered upon exercise of the option, or by a combination of cash and such Shares (in each case such Shares having an aggregate Fair Market Value on the date of exercise equal to the amount of the purchase price being paid through such delivery or reduction of Shares); provided, however, that no person shall be permitted to pay any portion of the purchase price with Shares if the Committee, in its sole discretion, determines that payment in such manner is undesirable. The granting of an option to a person shall give such person no rights as a shareholder except as to Shares issued to such person.

     10. TAX WITHHOLDING. Delivery of Shares pursuant to a stock award or upon exercise of any non-statutory stock option granted under this Plan shall be subject to any required withholding taxes. A person receiving a stock award or exercising a non-statutory stock option may, as a condition precedent to receiving the Shares, be required to pay the Company a cash amount equal to the amount of any required withholdings. In lieu of all or any part of such a cash payment, the Committee may, but shall not be required to, provide in any option agreement provided for in paragraph 7 (or provide by Committee action with respect to any outstanding option) that a person exercising an option may cover all or any part of the required withholdings, and any additional withholdings up to the amount needed to cover the individual's full FICA and federal, state and local income tax liability with respect to income arising from the exercise of the option, through the delivery to the Company of unencumbered Shares, through a reduction in the number of Shares delivered to the person exercising the option or through a subsequent return to the Company of Shares delivered to the person exercising the option (in each case, such Shares having an aggregate Fair Market Value on the date of exercise equal to the amount of the withholding taxes being paid through such delivery, reduction or subsequent return of Shares).

     11. TRANSFERABILITY AND TERMINATION OF EMPLOYMENT.

        (a) Transferability. During the lifetime of an optionee, only such optionee or his or her guardian or legal representative may exercise options granted under this Plan, and no option granted under this Plan shall be assignable or transferable by the optionee otherwise than by will or the laws of descent and distribution or pursuant to a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder; provided, however, that any optionee may transfer a non-statutory stock option granted under this Plan to a member or members of his or her immediate family (i.e., his or her children, grandchildren and spouse) or to one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners, if (i) the option agreement with respect to such options expressly so provides either at the time of initial grant or by amendment to an outstanding option agreement and (ii) the optionee does not receive any consideration for the transfer. Any options held by any such transferee shall continue to be subject to the same terms and conditions that were applicable to such options immediately prior to their transfer and may be exercised by such transferee as and to the extent that such option has become exercisable and has not terminated in accordance with the provisions of the Plan and the applicable option agreement. For purposes of any provision of this Plan relating to notice to an optionee or to vesting or termination of an option upon the death, disability or termination of employment of an optionee, the references to "optionee" shall mean the original grantee of an option and not any transferee.

        (b) Termination of Employment During Lifetime. During the lifetime of an optionee, an option granted to such optionee may be exercised only while the optionee is employed by the Company or by a parent or subsidiary thereof, and only if such optionee has been continuously so employed since the date the option was granted, except that:

               (i) an option shall continue to be exercisable for three months after termination of the optionee's employment (provided, however, that if (a) the optionee has been employed by the Company for at least ten years (whether or not consecutive), and (b) the optionee's employment with the Company terminates after the optionee has reached age 55, then an option shall continue to be exercisable at any time within three years after termination of the optionee's employment), but only to the extent that the option was exercisable immediately prior to such optionee's termination of employment;

               (ii) in the case of an optionee who is disabled (as hereinafter defined) while employed, an option shall continue to be exercisable within three years after termination of such optionee's employment; and

               (iii) as to any optionee whose termination occurs following a declaration pursuant to paragraph 13 below, an option may be exercised at any time permitted by such declaration.

        (c) Termination Upon Death. With respect to an optionee whose employment terminates by reason of death, any option granted to such optionee may be exercised within three years after the death of such optionee.

        (d) Vesting Upon Disability or Death. In the event of the disability (as hereinafter defined) or death of an optionee, any option granted to such optionee that was not previously exercisable shall become immediately exercisable in full if the disabled or deceased optionee shall have been continuously employed by the Company or a parent or subsidiary thereof between the date such option was granted and the date of such disability or death. "Disability" of an optionee shall mean any physical or mental incapacitation whereby such optionee is therefore unable for a period of twelve consecutive months or for an aggregate of twelve months in any twenty-four consecutive month period to perform his or her duties for the Company or any parent or subsidiary thereof. "Disabled," with respect to any optionee, shall mean that such optionee has incurred a Disability.

        (e) Transfers and Leaves of Absence. Neither the transfer of employment of a person to whom an option is granted between any combination of the Company, a parent corporation or a subsidiary thereof, nor a leave of absence granted to such person and approved by the Committee, shall be deemed a termination of employment for purposes of this Plan. The terms "parent" or "parent corporation" and "subsidiary" as used in this Plan shall have the meaning ascribed to "parent corporation" and "subsidiary corporation", respectively, in Sections 424(e) and
(f) of the Code.

        (f) Right to Terminate Employment. Nothing contained in this Plan, or in any option granted pursuant to this Plan, shall confer upon any optionee any right to continued employment by the Company or any parent or subsidiary of the Company or limit in any way the right of the Company or any such parent or subsidiary to terminate such optionee's employment at any time.

        (g) Expiration Date. In no event shall any option be exercisable at any time after the time it shall have expired in accordance with paragraph 5(d) of this Plan. When an option is no longer exercisable, it shall be deemed to have lapsed or terminated and will no longer be outstanding.

     12. CHANGE IN CONTROL.

        For purposes of this Plan, a "Change in Control" of the Company shall be deemed to occur if any of the following occur:

          (a) (1) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) acquires or becomes a "beneficial owner" (as defined in Rule 13d-3 or any successor rule under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors ("Voting Securities"), provided, however, that the following shall not constitute a Change in Control pursuant to this paragraph (a)(1):

             (A) any acquisition or beneficial ownership by the Company or a Subsidiary;

             (B) any acquisition or beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or one or more of its Subsidiaries;

             (C) any acquisition or beneficial ownership by any corporation with respect to which, immediately following such acquisition, more than 70% of both the combined voting power of the Company's then outstanding Voting Securities and the Shares of the Company is then beneficially owned, directly or indirectly, by all or substantially all of the persons who beneficially owned Voting Securities and Shares of the Company immediately prior to such acquisition in substantially the same proportions as their ownership of such Voting Securities and Shares, as the case may be, immediately prior to such acquisition;

          (2) A majority of the members of the Board of Directors of the Company shall not be Continuing Directors. "Continuing Directors" shall mean: (A) individuals who, on the date hereof, are directors of the Company, (B) individuals elected as directors of the Company subsequent to the date hereof for whose election proxies shall have been solicited by the Board of Directors of the Company or (C) any individual elected or appointed by the Board of Directors of the Company to fill vacancies on the Board of Directors of the Company caused by death or resignation (but not by removal) or to fill newly-created directorships;

          (3) Approval by the shareholders of the Company of a reorganization, merger or consolidation of the Company or a statutory exchange of outstanding Voting Securities of the Company, unless immediately following such reorganization, merger, consolidation or exchange, all or substantially all of the persons who were the beneficial owners, respectively, of Voting Securities and Shares of the Company immediately prior to such reorganization, merger, consolidation or exchange beneficially own, directly or indirectly, more than 70% of, respectively, the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors and the then outstanding shares of Common Stock, as the case may be, of the corporation resulting from such reorganization, merger, consolidation or exchange in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or exchange, of the Voting Securities and Stock of the Company, as the case may be; or

          (4) Approval by the shareholders of the Company of (x) a complete liquidation or dissolution of the Company or (y) the sale or other disposition of all or substantially all of the assets of the Company (in one or a series of transactions), other than to a corporation with respect to which, immediately following such sale or other disposition, more than 70% of, respectively, the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and the then outstanding shares of Common Stock of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the persons who were the beneficial owners, respectively, of the Voting Securities and Shares of the Company immediately prior to such sale or other disposition in substantially the same proportions as their ownership, immediately prior to such sale or other disposition, of the Voting Securities and Shares of the Company, as the case may be.

        (b) Acceleration of Vesting. Notwithstanding anything in subparagraph 5(c) above to the contrary, if a Change of Control of the Company shall occur, then, without any action by the Committee or the Board, each option granted under this Plan and not already exercised in full or otherwise terminated, expired or canceled shall become immediately exercisable in full.

        (c) Cash Payment. If a Change in Control of the Company shall occur, then, so long as a majority of the members of the Board are Continuing Directors, the Committee, in its sole discretion, and without the consent of the holder of any option affected thereby, may determine that some or all outstanding options shall be cancelled as of the effective date of any such Change in Control and that the holder or holders of such cancelled options shall receive, with respect to some or all of the Common Shares subject to such options, as of the date of such cancellation, cash in an amount, for each Share subject to an option, equal to the excess of the per Share Fair Market Value of such Shares immediately prior to such Change in Control of the Company over the exercise price per Share of such options.

        (d) Limitation on Change in Control Payments. Notwithstanding anything in subparagraph 12(b) or 12(c) above or paragraph 13 below to the contrary, if, with respect to an optionee, the acceleration of the exercisability of an option or the payment of cash in exchange for all or part of an option as provided in subparagraph 12(b) or 12(c) above or paragraph 13 (which acceleration or payment could be deemed a "payment" within the meaning of Section 280G(b)(2) of the
Code), together with any other payments which such optionee has the right to receive from the Company or any corporation which is a member of an "affiliated group" (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), then such acceleration of exercisability and payments pursuant to subparagraph 12(b) or 12(c) above or paragraph 13 shall be reduced to the largest amount as, in the sole judgment of the Committee, will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code.

     13. DISSOLUTION, LIQUIDATION, MERGER. In the event of (a) the proposed dissolution or liquidation of the Company, (b) a proposed sale of substantially all of the assets of the Company or (c) a proposed merger, consolidation of the Company with or into any other entity, regardless of whether the Company is the surviving corporation, or a proposed statutory share exchange with any other entity (the actual effective date of the dissolution, liquidation, sale, merger, consolidation or exchange being herein called an "Event"), the Committee may, but shall not be obligated to, either (i) if the Event is a merger, consolidation or statutory share exchange, make appropriate provision for the protection of outstanding options granted under this Plan by the substitution, in lieu of such options, of options to purchase appropriate voting Common Stock (the "Survivor's Stock") of the corporation surviving any such merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation, or, alternatively, by the delivery of a number of shares of the Survivor's Stock which has a Fair Market Value as of the effective date of such merger, consolidation or statutory share exchange equal to the product of (x) the excess of (A) the Event Proceeds per Share (as hereinafter defined) covered by the option as of such effective date over (B) the exercise price per Share of the Shares subject to such option, times (y) the number of Shares covered by such option or (ii) declare, at least twenty days prior to the Event, and provide written notice to each optionee of the declaration, that each outstanding option, whether or not then exercisable, shall be canceled at the time of, or immediately prior to the occurrence of, the Event (unless it shall have been exercised prior to the occurrence of the Event). In connection with any declaration pursuant to clause (ii) of the preceding sentence, the Committee may, but shall not be obligated to, cause payment to be made, within twenty days after the Event, in exchange for each cancelled option to each holder of an option that is cancelled, of cash equal to the amount (if any), for each Share covered by the canceled option, by which the Event Proceeds per Share (as hereinafter defined) exceeds the exercise price per Share covered by such option. At the time of any declaration pursuant to clause (ii) of the first sentence of this paragraph 13, each option that has not previously expired pursuant to subparagraph 5(d)(i) or 5(d)(ii) of this Plan or been cancelled pursuant to paragraph 12(c) of this Plan shall immediately become exercisable in full and each holder of an option shall have the right, during the period preceding the time of cancellation of the option, to exercise his or her option as to all or any part of the Shares covered thereby. In the event of a declaration pursuant to clause (ii) of the first sentence of this paragraph 13, each outstanding option granted pursuant to this Plan that shall not have been exercised prior to the Event shall be canceled at the time of, or immediately prior to, the Event, as provided in the declaration, and this Plan shall terminate at the time of such cancellation, subject to the payment obligations of the Company provided in this paragraph 13. Notwithstanding the foregoing, no person holding an option shall be entitled to the payment provided in this paragraph 13 if such option shall have expired pursuant to subparagraph 5(d)(i) or 5(d)(ii) of this Plan or been cancelled pursuant to paragraph 12(c) of this Plan. For purposes of this paragraph 13, "Event Proceeds per Share" shall mean the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per Share by the shareholders of the Company upon the occurrence of the Event.

     14. ADJUSTMENTS. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, or extraordinary dividend or divestiture (including a spin-off), or any other change in the corporate structure or Shares of the Company, the Committee (or if the Company does not survive any such transaction, a comparable committee of the Board of Directors of the surviving corporation) may, without the consent of any holder of an option, make such adjustment as it determines in its discretion to be appropriate as to the number and kind of securities subject to and reserved under this Plan and, in order to prevent dilution or enlargement of rights of participants in this Plan, the number and kind of securities issuable upon exercise of outstanding options and the exercise price thereof.

     15. SUBSTITUTE OPTIONS. Options may be granted under this Plan from time to time in substitution for stock options held by employees of other corporations who are about to become employees of the Company, or any parent or subsidiary thereof, or whose employer is about to become a subsidiary of the Company, as the result of a merger or consolidation of the Company or a subsidiary of the Company with another corporation, the acquisition by the Company or a subsidiary of the Company of all or substantially all the assets of another corporation or the acquisition by the Company or a subsidiary of the Company of at least 50% of the issued and outstanding stock of another corporation. The terms and conditions of the substitute options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted, but with respect to stock options which are incentive stock options, no such variation shall be permitted which affects the status of any such substitute option as an incentive stock option.

     16. COMPLIANCE WITH LEGAL REQUIREMENTS.

        (a) General. No certificate for Shares distributable under this Plan shall be issued and delivered unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended, and the Exchange Act.

        (b) Rule 16b-3. With respect to Section 16 Individuals, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of this Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

     17. GOVERNING LAW. To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken under this Plan shall be governed by the laws of the State of Minnesota, without regard to the conflicts of law provisions thereof, and construed accordingly.

     18. AMENDMENT AND DISCONTINUANCE OF PLAN. The Board may at any time amend, suspend or discontinue this Plan; provided, however, that no amendment to this Plan shall, without the consent of the holder of the option, alter or impair any option previously granted under this Plan. To the extent considered necessary to comply with applicable provisions of the Code, any such amendments to this Plan may be made subject to approval by the shareholders of the Company.

     19. TERM.

        (a) Effective Date. This Plan shall be effective as of November 19, 1996, provided that this Plan is approved and ratified by the affirmative vote of the holders of a majority of the outstanding Shares present or represented and entitled to vote in person or by proxy at a meeting of the shareholders of the Company no later than March 31, 1997. Awards may be granted hereunder prior to such shareholder approval, but such awards shall be subject to such shareholder approval. If this Plan is not so approved by such holders, any awards granted under this Plan subject to such approval shall be null and void.

        (b) Termination. This Plan shall remain in effect until all Shares subject to it are distributed or this Plan is terminated under paragraph 18 above. No award of an incentive stock option shall be made under this Plan more than ten years after the effective date of this Plan (or such other limit as may be required by the Code) if such limitation is necessary to qualify the option as an incentive stock option.

                       HUTCHINSON TECHNOLOGY INCORPORATED

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                ANNUAL MEETING OF SHAREHOLDERS - JANUARY 29, 2003








HUTCHINSON TECHNOLOGY INCORPORATED                                         PROXY
--------------------------------------------------------------------------------
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS - JANUARY 29, 2003

The undersigned, revoking any proxy heretofore given, hereby appoints Jeffrey W. Green, Wayne M. Fortun and W. Thomas Brunberg, and each of them, as Proxies, each with full power of substitution, for and in the name of the undersigned to vote, as designated on the reverse side hereof, all the shares of Common Stock of Hutchinson Technology Incorporated registered in the name of the undersigned at the close of business on December 5, 2002 upon the following matters more fully described in the Notice of and Proxy Statement for the Annual Meeting of Shareholders to be held on January 29, 2003 and at any adjournment thereof.






                            (Continued on other side)

                                                                COMPANY #
                                                                CONTROL #

THERE ARE THREE WAYS TO VOTE YOUR PROXY.

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY PHONE -- TOLL-FREE -- 1-800-240-6326

- USE ANY TOUCH-TONE TELEPHONE TO VOTE YOUR PROXY 24 HOURS A DAY, 7 DAYS A WEEK, UNTIL 11 A.M. CT ON JANUARY 28, 2003.

- YOU WILL BE PROMPTED TO ENTER YOUR 3-DIGIT COMPANY NUMBER AND YOUR 7-DIGIT CONTROL NUMBER, WHICH ARE LOCATED ABOVE.

-     FOLLOW THE SIMPLE INSTRUCTIONS PROVIDED.

VOTE BY INTERNET -- HTTP://WWW.EPROXY.COM/HTCH/

- USE THE INTERNET TO VOTE YOUR PROXY 24 HOURS A DAY, 7 DAYS A WEEK, UNTIL 12 P.M. (NOON) CT ON JANUARY 28, 2003.

- YOU WILL BE PROMPTED TO ENTER YOUR 3-DIGIT COMPANY NUMBER AND YOUR 7-DIGIT CONTROL NUMBER, WHICH ARE LOCATED ABOVE, TO OBTAIN YOUR RECORDS AND CREATE AN ELECTRONIC BALLOT.

-     FOLLOW THE SIMPLE INSTRUCTIONS PROVIDED.

VOTE BY MAIL -- IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

-     MARK, SIGN AND DATE YOUR PROXY CARD.

- RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR RETURN IT TO HUTCHINSON TECHNOLOGY INCORPORATED, C/O SHAREOWNER SERVICES(TM), P.O. BOX 64873, ST. PAUL, MN 55164-0873.

You may change your vote or revoke your proxy at any time before the Annual Meeting by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. If you have voted by telephone or via Internet, you may change your vote by calling the toll-free number again and following the instructions or signing on to the website and following the prompts. If you attend the Annual Meeting in person, you may revoke your proxy and vote in person at that time if you so desire.

                               Please detach here

THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BELOW, BUT IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1,2,3 AND 4.

1. Election of Directors: 01 W. Thomas Brunberg  05 Russell Huffer          [ ] FOR all nominees      [ ] WITHHOLD AUTHORITY
                          02 Archibald Cox, Jr.  06 R. Frederick McCoy, Jr.     (except as marked         to vote for all nominees
                          03 Wayne M. Fortun     07 William T. Monahan          to the contrary)          listed at left
                          04 Jeffrey W. Green    08 Richard B. Solum

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,     ______________________________________________________
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)    ______________________________________________________

2. Approval of amendment and restatement of the Hutchinson Technology Incorporated 1996 Incentive Plan to increase the aggregate number of shares of Common Stock authorized for issuance thereunder.

                  [ ]  For         [ ]  Against      [ ]  Abstain

3. Approval of amendment of the Restated Articles of Incorporation of Hutchinson Technology Incorporated, as previously amended, to increase the total number of shares of Common Stock authorized thereunder.

                  [ ]  For         [ ]  Against      [ ]  Abstain

4. Ratification of the appointment of Deloitte & Touche LLP as independent public accountants for the 2003 fiscal year.

                  [ ]  For         [ ]  Against      [ ]  Abstain

5. ANY OTHER BUSINESS WHICH MAY PROPERLY BE CONSIDERED AND ACTED UPON AT SAID MEETING.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box   [ ]
Indicate changes below:
                                            Date_____________________________


                                            [                                  ]

                                            Signature(s) in Box

                                            Please sign exactly as your name(s)
                                            appear on proxy. Jointly owned
                                            shares will be voted as directed if
                                            one owner signs unless another owner
                                            instructs to the contrary, in which
                                            case the shares will not be voted.
                                            When signing as attorney, executor,
                                            administrator, guardian, custodian
                                            or corporate official, sign name and
                                            title.